Bateman & Co., Inc., P.C.

Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904

(713) 552-9800

FAX (713) 552-9700

www.batemanhouston.com

October 16, 2007

By Fax and Regular Mail: 202.772.9253

SEC - Office of the Chief Accountant
Attn: SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

By Regular Mail:

Mr. Steve Turcotte
Emission Differentials, Ltd.
# 101, 435-4 Avenue SW
Calgary, Alberta T1P 3A8
CANADA

Ladies/Gentlemen:

We were previously principal accountants for
 Emission Differentials, Ltd., (Commission File
Number 000-51778), subsequently renamed Global
Mainframe Corp., and we issued our report dated August 8, 2006 on the financial statements of Emission Differentials, Ltd., as of April 30,
2006, 2005, and 2004 and for the each of the two years in the period ended April 30, 2006, and for the period from inception, April 20, 2004, through April 30, 2006.

We have read the Form 6-K dated October 16, 2007, and we concur with the information shown therein.

We confirm that we had no disagreements with Emission
Differentials, Ltd. on any matter of
accounting principles or practices, financial statement disclosure or auditing scope or procedure during the period from inception, April 20, 2004, through April 30, 2006, or during any subsequent interim periods.

 Very truly yours,


Member
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